UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  May 17, 2012

Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-29819	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Third Avenue Suite 1801 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 218-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective May 17, 2012 (the “Effective Date”), Alliqua, Inc. (the “Company”) appointed Jerome Zeldis, M.D., Ph.D. as a Class II director of the Company’s board of directors (the “Board”), with a term expiring at the 2014 annual meeting of stockholders.  Pursuant to its appointment of Dr. Zeldis to the Board, the Company granted Dr. Zeldis options (the “Zeldis Options”) to purchase 23,200,000 shares of common stock of the Company (the “Common Stock”), subject to the terms and conditions of the Company’s 2011 Long-Term Incentive Plan, with such options (i) having a term of ten years, (ii) having the following exercise prices, and (iii) vesting according to the following vesting schedule:

●	3,480,000 of the optioned shares subject to the Zeldis Options will have an exercise price of $0.10 per share and will vest and become exercisable immediately on the Effective Date;

●
2,320,000 of the optioned shares subject to the Zeldis Options will have an exercise price of $0.10 per share and will vest and become exercisable immediately upon the delivery of a written three year strategic plan to the Company (with respect to which Mr. Zeldis actively assisted) that identifies five disease states and applications for drugs that can be delivered to treat these diseases through the Company’s hydrogel platform, provided such strategic plan is delivered to the Company within nine months of the Effective Date;

●
2,320,000 of the optioned shares subject to the Zeldis Options will have an exercise price of $0.10 per share and will vest and become exercisable immediately upon the two year anniversary of the Company hiring a Chief Medical Officer initially identified by Dr. Zeldis, provided such Chief Medical Officer is hired by the Company within six months of the Effective Date;

●
4,640,000 of the optioned shares subject to the Zeldis Options will have an exercise price of $0.15 per share and will vest and become exercisable immediately upon the delivery of a written clinical program to the Company (with respect to which Dr. Zeldis actively assisted) for the successful completion of Phase I, II, and III trials with the U.S. Food and Drug Administration (the “FDA”) in order to gain approval for the delivery of an active pharmaceutical ingredient (an “API”) delivered through the Company’s hydrogel platform, provided such clinical program is delivered to the Company within twelve months of the Effective Date;

●
4,640,000 of the optioned shares subject to the Zeldis Options will have an exercise price of $0.15 per share and will vest and become exercisable immediately upon the Company entering into a co-licensing agreement with a third party for the joint development of a product that provides for the delivery of an API using the Company’s hydrogel platform, provided such co-licensing agreement is entered into by the Company within eighteen months of the Effective Date; and

●
5,800,000 of the optioned shares subject to the Zeldis Options will have an exercise price of $0.15 per share and will vest and become exercisable immediately upon (i) Dr. Zeldis’ delivery of a written strategic plan to the Company that sets forth a plan to improve the Company’s HepaMate product for internal development, sale and rapid approval by the FDA and (ii) HepaLife BioSystems, Inc., a wholly owned subsidiary of the Company, completing an equity or equity linked financing or series of related equity or equity linked financings that result in gross proceeds to HepaLife BioSystems, Inc. of at least $2,500,000, provided such strategic plan is delivered to the Company and such financing occurs within twelve months of the Effective Date.

Item 7.01    Regulation FD Disclosure.

On May 17, 2012, the Company issued a press release announcing the appointment of Dr. Jerome Zeldis to the Board.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated May 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Date May 17, 2012	By:	/s/ Steven Berger
Name Steven Berger
Title Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 17, 2012